June 14, 1999


Mr. J. Michel De Montigny
President
GSI Technologies
385, Place d'Youville
Suite 300
Montreal, QC H2Y 2B7

Subject: Obtaining a listing on the NASD OTC Bulletin Board.

Dear Mr. de Montigny


In order to help you with the ongoing expansion of your company's activities and to raise capital, we propose obtaining a listing on the NASD OTC BULLETIN BOARD under RULE 504. This will serve to increase the visibility of the company and provide a vehicle for the raising of capital for future expansion and projects.

The main elements of the plan are:

o    Gain control of an existing U.S. company.

          We have identified a possible arrangement with the President of IBC Corporation (IBC).

o Engage an experienced consulting group to advise on the whole process and to coordinate and file all of the required documents with the Securities and Exchange Commission and other authorities.

          As part of its compensation, the consulting group would receive a certain number of shares to be held in trust and equivalent to about 15% of the control group's anticipated holdings of 11,250,000 shares; as well as cash payments for their services.

o    Introduce the company to a Market Maker for the NASD OTC BB.


     Attached is a summary of the capital structure we envisage for what would become "GSI Technologies USA."

In order to determine the feasibility of the transaction outlined in this offer appropriate due diligence would be performed by Maxima Capital Inc., including a comprehensive review of the company's legal, tax and accounting activities..

The period from the signing of this offer until the listing on the NASD OTC Bulletin Board will cover approximately a four month period. We are confident that GSI Technologies possesses the fundamental corporate characteristics required to perform on an exchange such as the NASD OTC Bulletin Board and recommend that you proceed.

Please indicate your acceptance by signing below.




Pierre Saint-Aubin
Vice President Corporate Finance



I accept the proposal subject to normal due diligence.



J. Michel De Montigny
President
GSI Technologies

ATTACHMENT



                 Capital Structure of GSI Technologies USA Inc.


The total number of authorized shares of IBC Corporation is currently:

     5,000,000 Class A shares having a par value of $1.00 and

     15,000,000 of Class B shares having a par value of $.001.

The allocation of shares in IBC Corporation, shares would be:

Control Group:

     75%  or 11,250,000 shares and 3,750,000 warrants and

Private Investors:

     25%  or 3,750,000 shares and 1,250,000 warrants.

o Private investors would include those who have already contributed to the capital of GSI Technologies by way of a seed capital transaction in Canada. In the formation of GSI USA, for their investment of C$1,300,000 for which they received 650,000 shares in GSI Technologies they would receive 4,550,000 shares in IBC.

o There would be a modification of the charter of IBC Corporation, to replace the board of directors, and change the name of the company to GSI Technologies USA Inc.

o To provide for the raising of capital in the future, the number of authorized shares in IBC would be increased to 55,000,000.

o The shares received, including those of the control group would remain in trust for a period of one year from the date of the listing on the exchange. During this period, 25% of a shareholder's position may be sold per quarter.

June 28, 1999


Mr. J. Michel De Montigny
President
GSI Technologies
385, Place d'Youville
Suite 300
Montreal, QC H2Y 2B7


Subject: Share Distributions and Consulting Group Compensation for obtaning a listing on the NASD OTC Bulletin Board.


Dear Mr. de Montigny


Further to our mandate of June 14 to assist you in obtaining a listing on the NASD OTC BULLETIN BOARD under RULE 504, we recommend that the consulting group's allocation of shares to be held in trust be as follows:

                                             SHARES         WARRANTS

Maxima Capital Inc.                          281,250        375,000
9017-8245 Quebec Inc.                        281,250
W.A.F.A. Corporation                         662,500         75,000
O.S.F.A. Corporation                         175,000         75,000
Paul Roy                                     175,000         75,000
9064-6167 Quebec Inc.                        175,000         75,000
Power Group Consultants LLC                   50,000
Andre Desjardins                              25,000


Yours truly,



Pierre Saint-Aubin
Vice President Corporate Finance

August 17, 1999


Mr. J. Michel De Montigny
President,
GSI Technologies
385, Place d'Youville
Suite 300
Montreal, QC H2Y 2B7

Subject: Obtaining a listing on the NASD OTC Bulletin Board.


Dear Mr. de Montigny:


To facilitate your listing on the NASD OTC BULLETIN BOARD, we advise that our fee for consulting services will be $4,000 per month over the period of four months required to achieve the listing. "GSI Technologies USA" will reimburse Maxima a total of $12,000 under this part of the consulting group's overall mandate.

Please indicate your acceptance by signing below.




Pierre Saint-Aubin
Vice President Corporate Finance



Accepted:



J. Michel De Montigny
President
GSI Technologies

August 17, 1999


Mr. J. Michel De Montigny
President,
GSI Technologies USA Inc.,
385, Place d'Youville
Suite 300
Montreal, QC H2Y 2B7


Subject: Offering Circular and Subscriptions


Dear Mr. de Montigny:


As part of our mandate to manage the raising of funds by way of a private placement, this is to confirm our agreement that our finder fee compensation will be at a rate of US$200 per hour of actual time spent to a maximum of $100,000. The appropriate distribution will be determined at a later date and I will advise you accordingly.

Please indicate your acceptance by signing below.



For Maxima Capital Inc.,
Pierre Saint-Aubin
Vice President Corporate Finance



For 9017-8245  Quebec Inc.,
Pierre Saint-Aubin



Accepted:



J. Michel De Montigny
President
GSI Technologies USA Inc.

August 17, 1999


Mr. J. Michel De Montigny
President
GSI Technologies
385, Place d'Youville
Suite 300
Montreal, QC H2Y 2B7

Subject: Obtaining a listing on the NASD OTC Bulletin Board.



Dear Mr. de Montigny


To further assist you in the current project of transforming IBC Corporation, we recommend the engagement of BBT Consulting Group LTD. They would arrange for the engagement and compensation of a qualified U.S. attorney, assist with the processing of required documentation, as well as arrange for market makers.

They have indicated that the fees for their services would be US$25,000 at the signing of the agreement and US$25,000 payable 10 days following the listing.

In addition to the cash compensation, BBT would also receive 500,000 shares and 500,000 warrants.

We should meet with Mr. David Amsel who is based here in Montreal at your earliest convenience.



Pierre Saint-Aubin
Vice President Corporate Finance

                                TRUSTEE AGREEMENT


BETWEEN: GSI TECHNOLOGIES USA INC., a corporation legally constituted in the State of Delaware, the head office being situated at 721 S.E. 17th Street, suite 200 in Fort Lauderdale, Florida (33316) and represented by its President, J. MICHEL De MONTIGNY, duly authorised as he so declares

          (hereinafter called the "Corporation")


AND: MAXIMA CAPITAL INC., a corporation legally constituted and situated at 321 de la Commune W. Suite 100 in Montreal, Quebec H2Y 2E1, represented by Mr. Pierre SAINT-AUBIN duly authorised as he so declares

          (hereinafter called the " Trustee")

--------------------------------------------------------------------------------
WHEREAS the Corporation wishes to proceed with an offering of its shares in the form of units as described in the draft "Offering Circular" (the "Circular") dated September 1999, which is attached to the present agreement, and, each unit comprising one common share and one warrant, anticipates issuing a minimum of THREE HUNDRED THOUSAND (300,000) and a maximum of ONE MILLION (1,000,000) shares and an equal number of warrants; and

WHEREAS the Trustee consents, subject to the terms and conditions of this agreement, to act as a Trustee for the receipt of subscriptions to the Corporation's units.

THE PARTIES THEREFORE AGREE ON THE FOLLOWING:

1. Definitions and interpretation

     1.1 The terms and expressions used in the present agreement will have the meaning which has been agreed to in the "Circular" unless the current agreement stipulates differently.

2. Mode of subscription and deposit of funds

     2.1 The Corporation's offering of units will be made by way of a Circular, duly filed with the Securities Exchange Commission of the United States.

     2.2 For as long as the minimum offer has not been subscribed, the Trustee will keep in trust all subscription forms and checks received. It is also understood that checks or money orders will be cashed on receipt.

     2.3 All funds intended for the acquisition of the Corporation's securities and the interest applicable to these amounts will be kept by the Trustee in order to be distributed in the manner described hereafter.

3. Closing session

     3.1 If the minimum offer is subscribed in the period stated in the Circular, the Trustee will return to the Corporation all subscription forms duly completed and received to date for acceptance by the Corporation.

     3.2 On the same date, the Trustee will remit to the Corporation a certificate stating the number and the exact amount of subscriptions received and accepted by the Corporation, and which are being held by the Trustee in accordance to the current agreement.

     3.3 During the closing session, the Trustee will pay to the Corporation the net amount of the current issuance, representing 100% of the subscriptions received and accepted and taking into account the normal clearing period in effect at the Trustee's financial institution.

     3.4 The Corporation will promptly reimburse the Trustee all sums that have been given to him and not accepted as payment by the issuing institution .

4. Compensation of Trustee

     4.1. The Corporation will pay the Trustee the fees agreed upon as well as all expenses incurred by the Trustee in the exercise of his duties and responsibilities.

5. Trustee's responsibilities

     5.1 The Corporation agrees to compensate and relieve the Trustee of all responsibility concerning (i) all costs and expenses incurred by the Trustee regarding any legal procedures taken by him in order to have the terms of this agreement respected and (ii) all fees and damages claimed by a third party attributable from any action or any omission by the Trustee or its representatives or employees in the exercise of their duties. However, the Trustee will not be compensated or relieved of damages, losses, complaints, or responsibility attributable to his own voluntary negligence or fraudulence, or that of his representatives.

     5.2 Except for the modes of evidence required or permitted by this agreement, the Trustee will be free to accept an attestation of a declaration of facts in the form of a letter signed by the Corporation as convincing proof from the latter or as authorisation from the latter to follow up on all of the Corporation's instructions and the Trustee will not be required in any way to require further proof or will in any way be held responsible for losses resulting from his failure to do so. However, by this agreement, the Corporation agrees to compensate and to relieve the Trustee of all responsibility for expenses or damages claimed from the Corporation by a third party.

6. Notice

     6.1. All notices, directives or all other document required or permitted in the current agreement must be presented in writing and in reasonable delays, either by prepaid mail or delivered to the designated sender's address, as follows:

          In the case of the Corporation:

          GSI TECHNOLOGIES USA INC.
          Att: Mr. J. Michel de MONTIGNY
          721, S.E. 17TH Street
          Suite 200
          Fort Lauderdale (Florida)
          33316


          In the case of the Trustee:

          MAXIMA CAPITAL INC.
          Att: Mr. Pierre Saint-Aubin
          321, de la Commune ouest
          Montreal (Quebec)
          H2Y 2  E1

          All notices, directives or any other document remitted as described above, will be considered to have been remitted on the day to which it has been delivered or on the second working day following the day of expedition if sent by mail, the stamp seal in witness whereof.

          In case of a mail strike or a slowing in work affecting the place of sending or of destination, this period of interruption will not be considered.

7. General disposition

     7.1 If he so desires, the trustee may resign and may be relieved of all tasks and responsibilities as described in this agreement. However, a one-month notice in writing must be sent to the Corporation although a shorter time notice would be acceptable. In case of the Trustee's resignation or in the event of his inability to assume his responsibilities, his successor will be chosen by the Corporation.

          The new trustee will have all the power, rights and responsibilities stated in the present agreement.

     7.2 The current agreement will terminate with the closing session for the investment.

     7.3 The Corporation acknowledges that no direct or indirect publicity using or mentioning the trustee's name can be aired without his written consent. However, this consent will not be required for the Corporation's Circular.

8. Applicable Law

     8.1. This agreement will be subject and interpreted in accordance with the laws of the Province of Quebec


IN WITHNESS THEREOF, the parties herein have signed in Montreal, on October 19, 1999.





                                         GSI TECHNOLOGIES USA INC.



                                         ---------------------------------------
                                         Par: J. MICHEL de MONTIGNY
                                              President




                                         THE TRUSTEE
                                         MAXIMA CAPITAL INC.



                                         ---------------------------------------
                                         Par: PIERRE SAINT-AUBIN
                                              Vice-President Corporate Finance

                                      PROXY


WHEREAS the undersigned, as well as other shareholders, have received shares of GSI TECHNOLOGIES USA INC. as a promoter, initial subscriber or in payment for services rendered at $0.001 per share;

WHEREAS the undersigned and other shareholders may receive warrants;

WHEREAS each and every shareholder has agreed to sign a proxy;

WHEREAS other investors have acquired common shares in GSI TECHNOLOGIES USA INC. for the sum of $1.00 per share in accordance with the Offering Circular which authorises the issuance of a minimum of 300,000 shares and a maximum of 1,000,000 shares;

WHEREAS the undersigned desires equitable treatment for the investors mentioned herein who have paid $1.00 per share;

WHEREAS it is necessary to protect the value of the shares of GSI TECHNOLOGIES USA INC. on the stock exchange, which has a direct impact on the equity of the company;

WHEREAS the undersigned desires to abide by certain terms and conditions relevant to the sale of the shares in his possession;

THEREFORE, IT IS AGREED THAT:

1.   The above is an integral part of the present proxy;

2. The undersigned hereby gives an irrevocable proxy to the committee identified below for a period of TWENTY-FOUR (24) months as of the signing date of this agreement, for the management of the rules applicable to the sale of shares in the possession of the undersigned;

3. The following are the nominees of the committee created for the purpose of this proxy:

               J. MICHEL DE MONTIGNY, President
               JAMES A. HONE, Vice-President

     In the event of resignation, death or incapacity to act of a member of the committee, the remaining member will nominate a person of his choice to act on behalf of the former member.

4. The undersigned undertakes, as part of this agreement, to open an account, in accordance with the account management agreement, with the broker, MAXIMA CAPITAL INC., located at:

               MAXIMA CAPITAL INC.
               Att: Mr. Pierre SAINT-AUBIN
               321, de la Commune ouest
               bureau 100
               Montreal, (Quebec) H2Y 2E1

5. MAXIMA CAPITAL INC. will act as the broker for the current agreement. A letter of acceptance from MAXIMA CAPITAL INC. is attached to the present agreement as Attachement A. For any transactions performed by his intermediary, a commission equivalent to the one charged by the market for this type of transaction, will be paid to MAXIMA CAPITAL INC. by each shareholder that sells shares.

6. The undersigned can sell his shares or shares acquired following the exercise of his warrants in accordance with the above conditions and the following limitations:

     - TWENTY PERCENT (20%) non-cumulative per week for all shareholders holding TWO HUNDRED THOUSAND (200 000) shares or less;

     - TEN PERCENT (10%) non-cumulative per week for all associated persons, directors and shareholders with more than TWO HUNDRED THOUSAND (200
          000) shares;

     - ONE HUNDRED (100%) per week for all shareholders holding FIFTY THOUSAND (50 000) shares or less;

7. The minimum selling price for the shares must be the highest value of the day prior to the sales notice as described below;

8. All shareholders, prior to a sale of their shares, must advise the committee in writing. The notice submitted by the shareholder must describe the number of shares to be sold and the sale price desired;

9. Upon receipt of said notice, the committee will offer to the other shareholders the possibility of buying in whole or in part the share lot being tendered by the shareholder. Shareholders receiving the offer will have TWENTY-FOUR (24) hours to advise the Committee in writing of their intention, if any, to buy the tendered shares. If written notice is not received within TWENTY-FOUR (24) hours, the offer will be considered to have been declined;

10. In the event there are no shareholders interested in acquiring the shares, or, if only a portion of the tendered lot is acquired by the recipient shareholders, the Committee will advise the broker, MAXIMA CAPITAL INC, who will sell the said shares as quickly as possible according to the market available for the shares, all of which is as outlined in the conditions described in the notice to the offering shareholder. A copy of the notice transmitted to MAXIMA CAPITAL INC, will be forwarded to the offering shareholder;

11. The undersigned cannot, without the written consent of the Committee, which consent can be withheld without valid reason, to mortgage, to pawn, to deposit as security or to give as guarantee, under any form, those shares which form part of this proxy.

12. The undersigned cannot transfer those shares which form part of this agreement without the written consent of the Committee, given that the ceding shareholder must sign and agree to be bound by the present proxy;

13. The undersigned recognises that the rules enforced by the "Securities Exchange Commission" take precedence over the application of the present agreement;

14. All documents attached to the proxy and initialled by the undersigned for identification are an integral part of the present proxy;

15. Except for clauses with specific provisions, every notice required by the present proxy is sufficient if it is in writing and if it is sent by a mode of communication by which the sender can retain proof of the transmission to the receiver.

16. The proxy binds the undersigned, as well also his successors, heirs, legatees, liquidators, administrators, and all other legal agents, and which is concluded for their benefit;


IN  WITNESS   THEREOF,   THE   UNDERSIGNED   HAS  SIGNED   THIS   AGREEMENT   IN
________________,ON ______________2000.